Exhibit 3.2

Articles of Amendment
to
Articles of Incorporation
of

CARGO CONNECTION LOGISTICS HOLDING INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P94000057791

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the followingamendment(s) to its Articles of Incorporation:

A.      If amending name, enter the new name of the corporation:

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation 'Corp.," "Inc.," or Co.," or the designation "Corp,' "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:
(Florida street address)

, Florida
	(City)		(Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title. name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐Add
☐Remove

☐Add
☐Remove

☐Add
☐Remove

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary), (Be specific)
Article 3. Capital Stock is hereby amended as follows:

(1) Shares, Classes and Series Authorized.

(a) The Corporation is authorized to issue up to 30,002,000,000 shares of capital stock of which 30,000,000,000 shall be designated as "Preferred Stock", par value of $1.00.

In addition, Article 3, Capital Stock, Series V Preferred Stock, "Voting Rights" is hereby amended as follows:

Voting Rights.

General. The holders of the Series V Preferred Stock shall vote along with the holders of the Common Stock as a single class on all actions of shareholders in lieu of a meeting, each holder of the Series V Preferred Stock shall have thirty (30) times that number of shares of Common Stock (rounded to the nearest whole number) into which such holders' shares of Series V Preferred Stock are then convertible at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. This provision for determination of the number of votes to which each holder of the Series V Preferred Stock is entitled shall also apply in cases in which the holders of the Series V Preferred Stock have the right to vote together as a separate class.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	May, 20, 2010
(date of adoption'is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                                     (CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by "
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	May 20, 2010

Signature	/s/ Scott Goodman
(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Scott Goodman
(Typed or printed name of person signing)

President
(Title of person signing)